UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2014

Biota Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 Northwinds Parkway, Suite 100 Alpharetta, GA		30009
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (678) 221-3350

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant

In connection with the transition of the Biota Pharmaceuticals, Inc.’s (the “Company”) headquarters to Alpharetta, Georgia last year, the Audit Committee of the Board of Directors (the “Audit Committee”) of the Company, on April 21, 2014, approved the engagement of PricewaterhouseCoopers LLP(“PwC U.S.”) as the Company’s independent registered public accounting firm and dismissed PricewaterhouseCoopers (Australia) (“PwC Australia”). The Company notified PwC Australia on April 23, 2014 after SEC filing deadlines of their dismissal.The reports of PwC Australia on the financial statements of the Company for the fiscal years ended June 30, 2013 and 2012 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the fiscal years ended June 30, 2013 and 2012 and the subsequent interim period through April 21, 2014, there have been(i) no disagreements with PwC Australia on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, any of which that, if not resolved to the satisfaction of PwC Australia would have caused them to make reference thereto in their reports on the financial statements for such fiscal years and (ii) no reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided PwC Australia with a copy of the foregoing disclosures pursuant to Item 304(a)(3) of Regulation S-K and requested that PwC Australia furnish it with a letter addressed to the SEC stating whether or not PwC Australia agrees with the above statements. A copy of such letter, dated April 29, 2014, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

16.1	Letter, dated April 29, 2014, from PricewaterhouseCoopers (Australia).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Biota Pharmaceuticals, Inc.

Date: April 29, 2014	/s/ Russell H Plumb
	Name:	Russell H Plumb
	Title:	Chief Executive Officer and President
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description
16.1	Letter, dated April 29, 2014, from PricewaterhouseCoopers (Australia).